UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2011

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

VOTING RESULTS FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

The 2011 Annual Meeting of Shareholders of Harris Corporation (“Harris” or the “Company”) was held on October 28, 2011. For more information about the proposals set forth below, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2011 and definitive additional materials filed with the SEC on October 17, 2011. Of the 118,602,049 shares of the Company’s common stock issued, outstanding and entitled to be voted at the 2011 Annual Meeting of Shareholders as of the record date of August 31, 2011, a total of 100,776,654 (for a quorum of approximately 85%) was represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted upon at the 2011 Annual Meeting of Shareholders.

(1) Proposal 1 – Election of Directors: Election of eleven nominees to the Company’s Board of Directors (the “Board”) for a one-year term expiring at the 2012 Annual Meeting of Shareholders, or until their successors are elected and qualified:

	Number of Shares
Nominee	For	Against	Abstain	Broker Non-Votes
Howard L. Lance	87,764,288	3,669,895	271,473	9,070,998
Thomas A. Dattilo	88,850,581	2,579,472	275,603	9,070,998
Terry D. Growcock	89,003,209	2,420,445	282,002	9,070,998
Lewis Hay III	88,805,252	2,620,628	279,776	9,070,998
Karen Katen	87,298,847	4,090,710	316,099	9,070,998
Stephen P. Kaufman	86,432,790	4,994,145	278,721	9,070,998
Leslie F. Kenne	89,817,760	1,602,785	285,111	9,070,998
David B. Rickard	89,799,519	1,617,356	288,781	9,070,998
Dr. James C. Stoffel	88,938,769	2,486,681	280,206	9,070,998
Gregory T. Swienton	85,347,858	6,064,616	293,182	9,070,998
Hansel E. Tookes II	84,775,291	6,634,380	295,985	9,070,998

Each nominee was elected by the Company’s shareholders, consistent with the recommendation from the Board.

(2) Proposal 2 – An Advisory Vote on the Compensation of Named Executive Officers: Voting, on a non-binding, advisory basis, to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2011 proxy statement:

• For: 86,334,087
• Against: 4,850,453
• Abstain: 521,116
• Broker Non-Votes: 9,070,998

The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, by the Company’s shareholders, consistent with the recommendation from the Board.

(3) Proposal 3 – An Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Named Executive Officers: Voting, on a non-binding, advisory basis, on the preferred frequency (every year, every two years or every three years) of holding future advisory votes on the compensation of the Company’s named executive officers:

• For “Every Year”: 83,355,160
• For “Every Two Years”: 665,337
• For “Every Three Years”: 7,385,902
• Abstain: 299,257
• Broker Non-Votes: 9,070,998

A preferred frequency of “every year” for holding future advisory votes on the compensation of the Company’s named executive officers was chosen by the Company’s shareholders, consistent with the recommendation from the Board. In addition, the Company has decided, consistent with the vote of the Company’s shareholders and the recommendation from the Board, to submit a separate resolution on the compensation of the Company’s named executive officers to the Company’s shareholders for an advisory vote annually in its proxy materials until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers (which would be at the 2017 Annual Meeting of Shareholders of Harris Corporation unless presented earlier).

(4) Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm: Ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2012:

• For: 98,141,900
• Against: 2,361,804
• Abstain: 272,950

Proposal 4 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

(5) Proposal 5 – Shareholder Proposal: Requesting approval of an amendment to the Company’s By-Laws to require an independent Chairman of the Board:

• For: 44,017,595
• Against: 47,261,018
• Abstain: 427,043
• Broker Non-Votes: 9,070,998

Proposal 5 was not approved by the Company’s shareholders, consistent with the recommendation from the Board, because the proposal was not approved by a majority of the Company’s shares outstanding and entitled to vote thereon, as required by the Company’s By-Laws.

Item 8.01 Other Events.

DESIGNATION OF LEAD INDEPENDENT DIRECTOR

As previously disclosed in the Company’s 2011 proxy statement, at all times while the Company’s Chairman of the Board is not independent, the Company’s independent directors will designate one of the Company’s independent Board members to serve as Lead Independent Director. On October 28, 2010, the Company’s independent directors designated Mr. Thomas A. Dattilo to serve as Lead Independent Director until January 1, 2012. The Board designated Mr. Dattilo as Lead Independent Director primarily for continuity, in recognition of his previously disclosed appointment as non-executive Chairman of the Board to succeed the Company’s current Chairman, Mr. Howard L. Lance, effective January 1, 2012. Effective January 1, 2012, no member of the Company’s Board will be designated as Lead Independent Director because the Company will have an independent Chairman of the Board.

COMPENSATION OF OUTSIDE DIRECTORS

On October 27, 2011, the Corporate Governance Committee of the Board recommended for approval, and the Board approved on October 28, 2011, a one-time fee payable to the members of the special CEO Search Committee established in May 2011 for their service on such committee. The one-time fee was approved in the amounts of $25,000 for Thomas A. Dattilo, Chairperson of the CEO Search Committee, and $15,000 for each of Stephen P. Kaufman and Gregory T. Swienton.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

November 3, 2011	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President, General Counsel and Secretary